Exhibit 99.1

MP Materials Reports First Quarter 2023 Results
REO Sales and Production Volumes of 10,215 and 10,671 Metric Tons, Respectively
Revenue of $95.7M and Net Income of $37.4M
Adjusted EBITDA of $58.7M
Diluted EPS of $0.20 and Adjusted Diluted EPS of $0.27

LAS VEGAS, May 4, 2023 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial results for the three months ended March 31, 2023.
“MP continued to advance the multiple streams of our business during the quarter despite weaker recent commodity pricing,” said Chairman and CEO James H. Litinsky. “At Mountain Pass, we sustained strong production and sales volumes while simultaneously commissioning additional Stage II circuits and moving closer to producing separated rare earth materials. In addition, construction and engineering of our Stage III magnet facility continues at a rapid pace, bringing the restoration of the full magnetics supply chain closer to fruition.”

First Quarter 2023 Financial and Operational Highlights

	For the three months ended March 31,		2023 vs. 2022
(unaudited)	2023	2022	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue(1)	$95,700	$166,258	$(70,558)	(42)%
Net income	$37,447	$85,551	$(48,104)	(56)%
Adjusted EBITDA(2)	$58,700	$132,257	$(73,557)	(56)%
Adjusted Net Income(2)(3)	$51,327	$94,043	$(42,716)	(45)%
Diluted EPS	$0.20	$0.45	$(0.25)	(56)%
Adjusted Diluted EPS(2)	$0.27	$0.49	$(0.22)	(45)%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	10,671	10,828	(157)	(1)%
REO sales volume (MTs)	10,215	11,706	(1,491)	(13)%
Realized price per REO MT(2)	$9,365	$13,818	$(4,453)	(32)%
Production cost per REO MT(2)	$1,978	$1,594	$384	24%
(1)The vast majority of our revenue pertains to product sales of our rare earth concentrate.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Production Costs, which is used in the calculation of production cost per REO MT. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. The definition of realized price per REO MT is also included in “Use of Non-GAAP Financial Measures” below.
(3)Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year period for comparability purposes.

Revenue decreased 42% year-over-year, driven by a 32% decrease in the realized price of rare earth oxide (“REO”) in concentrate as well as a 13% decline in sales volumes. The change in realized price reflects a softer pricing environment for rare earth products as compared to the prior year period when recent pricing peaked. Metric tons (“MT”) of REO sold in the quarter declined year-over-year mainly due to the timing of shipments, which fluctuate quarter-to-quarter but have approximated production volumes over time.
Adjusted EBITDA decreased 56% year-over-year, driven by lower per-unit profitability, a decrease in sales volumes, and higher personnel and other general and administrative costs, as well as advanced projects and development costs. The per-unit profitability decrease was driven primarily by the decline in realized prices discussed above, as well as higher production costs as we expand our workforce and ready our facilities to support separated rare earth (Stage II) production. Production cost of $1,978 per MT of REO increased 24% year-over-year, mainly due to the scale benefits of higher sales volumes in the prior year period, as well as higher payroll costs, primarily as a result of increased headcount discussed above and higher costs of materials and supplies.
Adjusted Net Income decreased by 45% year-over-year to $51.3 million, mainly due to the lower Adjusted EBITDA, partially offset by increased interest and investment income earned on an increase in short-term investments as well as lower income tax expense primarily associated with the lower pre-tax income.
Net income decreased 56% year-over-year, primarily due to the factors driving the lower Adjusted Net Income discussed above, as well as costs incurred to support growth initiatives, start-up costs, and costs associated with the removal of legacy facilities at Mountain Pass. These impacts were partially offset by lower stock-based compensation expense compared to the prior year period, mainly due to the accounting impact of accelerated amortization of certain equity grants.
Diluted earnings per share (“EPS”) decreased 56% year-over-year to $0.20, in line with the lower net income discussed above. Adjusted Diluted EPS decreased 45% to $0.27 in line with the decrease in Adjusted Net Income discussed above.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
(in thousands, except share and per share data, unaudited)	2023	2022
Revenue:
Product sales	$95,666	$161,755
Other sales	34	4,503
Total revenue	95,700	166,258

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	24,216	23,173
Selling, general and administrative	19,403	20,308
Advanced projects, start-up, development and other	8,280	1,818
Depreciation, depletion and amortization	8,122	5,260
Accretion of asset retirement and environmental obligations	227	418
Loss on sale or disposal of long-lived assets, net	2,490	257
Total operating costs and expenses	62,738	51,234
Operating income	32,962	115,024
Interest expense, net	(1,359)	(1,905)
Other income, net	13,693	194
Income before income taxes	45,296	113,313
Income tax expense	(7,849)	(27,762)
Net income	$37,447	$85,551

Earnings per share:
Basic	$0.21	$0.49
Diluted	$0.20	$0.45

Weighted-average shares outstanding:
Basic	176,881,723	176,355,566
Diluted	193,613,539	193,490,330

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	For the three months ended March 31,
(in thousands, unaudited)	2023	2022
Net income	$37,447	$85,551
Adjusted for:
Depreciation, depletion and amortization	8,122	5,260
Interest expense, net	1,359	1,905
Income tax expense	7,849	27,762
Stock-based compensation expense(1)	7,013	9,773
Start-up costs(2)	4,564	1,508
Transaction-related and other non-recurring costs(3)	3,322	17
Accretion of asset retirement and environmental obligations	227	418
Loss on sale or disposal of long lived-assets, net	2,490	257
Other income, net(4)	(13,693)	(194)
Adjusted EBITDA	$58,700	$132,257
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Relates to certain costs that do not qualify for capitalization incurred in connection with the initial commissioning and starting up of our separations capability at Mountain Pass and our metal alloy and magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include payroll of employees directly involved in such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to develop such capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs.
(3)The majority of the amount for the three months ended March 31, 2023, is included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, professional services, and other costs associated with non-recurring transactions.
(4)Amount for the three months ended March 31, 2023, is principally comprised of interest and investment income.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	For the three months ended March 31,
(in thousands, unaudited)	2023	2022
Net income	$37,447	$85,551
Adjusted for:
Stock-based compensation expense(1)	7,013	9,773
Start-up costs(2)	4,564	1,508
Transaction-related and other non-recurring costs(3)	3,322	17
Loss on sale or disposal of long-lived assets, net	2,490	257
Other	(20)	(194)
Tax impact of adjustments above(4)	(3,489)	(2,869)
Adjusted Net Income(5)	$51,327	$94,043
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Relates to certain costs that do not qualify for capitalization incurred in connection with the initial commissioning and starting up of our separations capability at Mountain Pass and our metal alloy and magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include payroll of employees directly involved in such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to develop such capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs.
(3)The majority of the amount for the three months ended March 31, 2023, is included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, professional services, and other costs associated with non-recurring transactions.
(4)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 20.1% and 25.3% for the three months ended March 31, 2023 and 2022, respectively.
(5)Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year period for comparability purposes.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	For the three months ended March 31,
(unaudited)	2023	2022
Diluted EPS	$0.20	$0.45
Adjusted for:
Stock-based compensation expense	0.04	0.05
Start-up costs	0.02	0.01
Transaction-related and other non-recurring costs	0.02	0.00
Loss on sale or disposal of long-lived assets, net	0.01	0.00
Tax impact of adjustments above(1)	(0.02)	(0.02)
Adjusted Diluted EPS	$0.27	$0.49
Diluted weighted-average shares outstanding	193,613,539	193,490,330
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 20.1% and 25.3% for the three months ended March 31, 2023 and 2022, respectively.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended March 31,
(in thousands, unless otherwise stated, unaudited)	2023	2022
Cost of sales(1)	$24,216	$23,173
Adjusted for:
Stock-based compensation expense(2)	(1,122)	(715)
Shipping and freight	(2,288)	(3,244)
Other	(603)	(556)
Production Costs(3)	20,203	18,658
Divided by:
REO sales volume (in MTs)	10,215	11,706
Production cost per REO MT (in dollars)(3)	$1,978	$1,594
(1)Excluding depreciation, depletion and amortization.
(2)Pertains only to the amount of stock-based compensation expense included in cost of sales.
(3)See “Use of Non-GAAP Financial Measures” below for definition and further information.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, May 4, 2023. To access the conference call, participants should dial 1-833-470-1428 and international participants should dial 1-929-526-1599 and enter the conference access number 035013. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.

About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.

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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the continued demand for rare earth markets and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of our results of operations and other financial and performance metrics, the Company’s ability to control costs, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of magnetic alloy. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; the impact of the global COVID-19 pandemic, on any of the foregoing risks; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Production Costs. We define Adjusted EBITDA as our GAAP net income before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; and other income or loss. Adjusted Net Income is defined as our GAAP net income excluding the impact of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; and other items that we do not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. Adjusted Diluted EPS is defined as GAAP diluted earnings per share (“EPS”) excluding the per share impact, using GAAP diluted weighted-average shares outstanding as the denominator, of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; and other items that we do not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. Our key performance indicator, realized price per REO MT, is calculated as the quotient of: (i) our GAAP product sales for a given period and (ii) our REO sales volume for the same period. As we no longer expect to receive any additional tariff rebates, as we have historically, we no longer utilize Total Value Realized, which was a non-GAAP financial measure, as the numerator in the calculation of realized price per REO MT. Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is defined as our GAAP cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs attributable to certain other sales, for a given period. Production cost per REO MT is calculated as the quotient of: (i) our Production Costs for a given period and (ii) our REO sales volume for the same period.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide an additional tool for investors to use in evaluating projected operating results and trends. MP Materials believes realized price per REO MT is an important measure of the market price of the Company’s concentrate product. Furthermore, MP Materials believes production cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s concentrate production efficiency. As we evolve as a business and transition from a producer of rare earth concentrate to a producer of separated rare earth products upon completing the commissioning of our Stage II project, the metrics that management anticipates using to evaluate the business may change or be revised. For example, in completing the transition to separated rare earth products, we may determine that production cost per REO MT, which is a metric focused solely on Stage I concentrate operations, and consequently, Production Costs, are no longer meaningful in evaluating and understanding our business or operating results. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Contacts

Investors:
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com